UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

THE CHEFS’ WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road

Ridgefield, Connecticut 06877

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CHEF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2024 annual meeting of stockholders (the “Annual Meeting”) of The Chefs’ Warehouse, Inc. (the “Company”), one of the directors of the Company, Richard N. Peretz, received a greater number of votes “against” his election than votes “for” his election. In accordance with the Company’s majority vote policy for director reelection, as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on March 26, 2025 (the “Majority Vote Policy”), Mr. Peretz offered to tender his resignation to the Company’s board of directors (the “Board”) on May 9, 2025. This was previously disclosed in the Company’s Current Report on Form 8-K filed on May 14, 2025. The effectiveness of Mr. Peretz’s resignation was conditioned on the Board’s acceptance thereof.

Pursuant to the Majority Vote Policy, the Company’s Nominating and Governance Committee (the “Committee”) met on May 19, 2025, and provided a recommendation to the Board not to accept Mr. Peretz’s conditional resignation. The Board met on May 22, 2025 and similarly decided not to accept his resignation. Mr. Peretz did not participate in Board or Committee deliberations regarding his conditional resignation. In considering Mr. Peretz’s conditional resignation, the Committee, and the Board, based upon the recommendation of the Committee, considered all factors they believed relevant, including without limitation: (i) the underlying reasons Mr. Peretz did not receive a majority of votes cast in favor of his reelection as director, (ii) Mr. Peretz’s qualifications to serve as a member of the Board, (iii) his thoughtful contributions to the Board, (iv) his prior business experience and experience on other boards and committees; and (v) his assurance that there will not be future issues with his attendance.

The Board, in connection with the recommendation of the Committee, reviewed Mr. Peretz’s experience, skills and qualifications. Mr. Peretz has served as a director since March 4, 2024. Mr. Peretz has served as a Venture Partner at Playground Global, LLC, a technology-focused venture capital firm, since May 2021 and has served as an independent consultant since February 2020. Previously, Mr. Peretz served as the Chief Financial Officer of the United Parcel Service, Inc. (“UPS”), an American multinational shipping and receiving supply chain management company, from July 2015 to February 2020. Mr. Peretz also held various leadership positions at UPS, including as the Controller and Treasurer as well as head of Mergers & Acquisitions from 2007 to 2015, Chief Financial Officer and Vice President of International Operations from 2002 to 2007 and in various other roles of increasing responsibility from 1981 to 2010. With extensive experience as the chief financial officer of other public companies, Mr. Peretz has experience with corporate financials, business practice, and compensation committee matters. Mr. Peretz also currently serves on the boards of directors of several companies, including Boxbot, Inc., a startup venture that produces conveyors and package handling systems, since September 2023. Mr. Peretz previously served on the board of directors of Iris Acquisition Corp., (formerly Tribe Capital Growth Corp. I), a special purpose acquisition company, from March 2021 to May 2025, Altus Power, Inc., a provider of alternative energy solutions, from December 2021 to April 2025, Semper Paratus Acquisition Corporation, a special purpose acquisition company, from October 2021 to June 2022, Electric Last Mile Solutions, Inc., a designer and manufacturer of electric vehicles, from June 2021 to June 2022, and First International Bancorp, a state-chartered bank of Connecticut, from 2008 to 2015. Mr. Peretz served as an Investment Committee Member for the UPS Strategic Venture, a venture capital fund managed by the UPS Strategic Enterprise Fund of UPS, from 2013 to February 2020. Mr. Peretz served as a Board Member on the Atlanta Chapter of the American Red Cross, a disaster and humanitarian relief organization, from 2008 to 2015.

For these reasons, the Board, in connection with the recommendation of the Committee, found that Mr. Peretz is particularly qualified to bring strategic insight, advise on corporate governance matters and provide in-depth knowledge regarding the Company’s operations, financial performance and financial reporting to the Board.

The Board, in connection with the recommendation of the Committee, also considered the events that led to Mr. Peretz’s conditional resignation. ISS Proxy Advisory Services (“ISS”) recommended that shareholders of the Company withhold votes from Mr. Peretz’s reelection as a director of the Company for failing to attend at least 75% of the aggregate meetings of the Board and of the committee on which he served.

It is the Committee and the Board’s understanding that the number of “against” votes received by Mr. Peretz were substantially due to a report issued by ISS in which ISS recommended a vote “against” the election of Mr. Peretz which cited, as the reason for such recommendation, Mr. Peretz’s attendance at less than 75% of the aggregate meetings of the Board and of the committee on which he served. The recommendation by ISS was made in accordance with its proxy voting guidelines, which are of general applicability and without regard to Mr. Peretz’s qualifications or performance as a Board member. The Committee and the Board considered the influence that the ISS recommendation had on the election results, especially since multiple U.S. institutional investors as a matter of policy or structure follow ISS recommendations without exercising independent judgment on matters presented to stockholders. Additionally, the Committee and the Board noted that the meetings Mr. Peretz failed to attend were prescheduled before Mr. Peretz was elected to the Board, which led to conflicts with matters he had scheduled before becoming a Board member.

Ultimately, after consideration of all these factors, the Board, based upon the recommendation of the Committee, determined unanimously that it would not be in the best interests of the Company and its stockholders to accept Mr. Peretz’s resignation. Since Mr. Peretz’s conditional resignation, offered in accordance with the Majority Vote Policy, was not accepted, Mr. Peretz will continue to serve as a member of the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel, Corporate Secretary, Chief Government Relations Officer & Chief Administrative Officer

Date: May 23, 2025